Exhibit 10.2

Name and Address of Participant:	Grant Number:

Date of Grant:
Target Number of PSUs Subject to this Award (the “Restricted Stock Units”):

Ironwood Pharmaceuticals, Inc.
2019 Equity Incentive Plan

Performance-Based Restricted Stock Unit Award Agreement

This agreement (including any exhibits hereto, this “Agreement”) evidences an award (the “Award”) of performance-based restricted stock units (the “PSUs”) granted by Ironwood Pharmaceuticals, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Ironwood Pharmaceuticals, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of PSU Award.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) this Award consisting of the target number of PSUs set forth above (the “Target Award”) giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.Earned PSUs.  The PSUs shall be eligible to become Earned PSUs (as defined in Exhibit A) subject to the terms and conditions of Exhibit A hereto.

3.Vesting Conditions; Cessation of Employment.  No portion of the Award is vested as of the date hereof.  The Earned PSUs (if any) shall vest in whole or in part on the applicable Vesting Date specified in Exhibit A, subject to the Participant’s continuous Employment through such Vesting Date.  Automatically and immediately upon the termination of the Participant’s Employment for any reason other than as set forth below, all outstanding and unvested PSUs shall terminate and be forfeited for no consideration.  Notwithstanding the foregoing, in the event of a termination of the Participant’s Employment due to a Qualifying Termination (as defined in Exhibit A), the PSUs, to the extent then outstanding, shall not terminate upon such termination and shall instead remain outstanding and eligible to become Earned PSUs in accordance with the terms of Exhibit A and to vest on the applicable Vesting Date.

4.Change of Control.  Notwithstanding anything to the contrary in the Plan or this Agreement, in the event of a Change of Control (as such term is defined in Exhibit A), the treatment of the PSUs in connection with such Change of Control shall be as set forth in Exhibit A.

5.Delivery of Shares.  Subject to Section 6 below, the Company shall, as soon as practicable and in all events within forty-five (45) days following the occurrence of an applicable Vesting Date (as defined in Exhibit A) (but in no event later than the last day of the period that would constitute a short-term deferral period, within the meaning of Section 409A), transfer to the Participant (or, in the event of the Participant’s death, to the person to whom this Award has passed by will or the laws of descent and distribution) the Shares underlying the Earned PSUs.    No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

6.Forfeiture; Recovery of Compensation.

(a)The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence may be construed as limiting the general application of Section 11 of this Agreement.

7.Dividends; Other Rights.  This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant.  The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

8.Nontransferability.  This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

9.Taxes; Sell to Cover.

(a)To the extent the Participant is an Employee, the Participant expressly acknowledges that the vesting or settlement of the PSUs acquired hereunder may give rise to “wages” subject to withholding.  No Shares will be delivered pursuant to this Award unless and until the Participant has remitted to the Company an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement.  The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 9.

(i)To the extent the Participant is an Employee on the Date of Grant, by accepting this Award, the Participant hereby acknowledges and agrees that he or she shall be required to sell Shares issued on settlement of the Award and to allow the Agent (as defined below) to remit the cash proceeds of such sale to the Company (“Sell to Cover”) to satisfy the withholding obligations relating to the Award (the “Withholding Obligation”).

(ii)If the Withholding Obligation is satisfied through a Sell to Cover, the Participant hereby irrevocably appoints E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Participant’s agent (the “Agent”), and the Participant authorizes and directs the Agent to (A) sell on the open market at the then-prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date on which the Shares are delivered to the Participant pursuant to Section 5 in connection with the vesting of the Earned PSUs, the number (rounded up to the nearest whole number) of Shares sufficient to cover (x) the satisfaction of the Withholding Obligation arising from the Earned PSUs and the related issuance and delivery of Shares to the Participant and (y) all applicable fees and commissions due, or required to be collected by, the Agent with respect thereto; (B) remit directly to the Company the proceeds from the sale of the Shares referred to in clause (A) above necessary to satisfy the Withholding Obligation; (C) retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Shares referred to in clause (A) above; and (D) maintain any remaining funds from the sale of the Shares referred to in clause (A) above in the Participant’s account with the Agent. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold to satisfy the Participant’s obligations hereunder and to otherwise effect the purpose and intent of this Agreement and satisfy the rights and obligations hereunder.

(iii)The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under a Sell to Cover and that the Agent may effect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 9 and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided for in this Section 9 due to various circumstances.  If it is not possible to sell Shares in a Sell to Cover, the Company will assist the Participant in determining alternatives available to the Participant.  In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be paid or withheld with respect to the PSUs or the Award.  In such event, or in the event that the Company determines that the cash proceeds from a Sell to Cover are insufficient to meet the Withholding Obligation, the Participant authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section 9.

(iv)The Participant hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 9 to sell Stock to satisfy the Withholding Obligation comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Agent is a third-party beneficiary of this Section 9.

(v)In no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

(b)To the extent the Participant is not an Employee on the Date of Grant, the Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Award, or the delivery of Shares pursuant to the Award.  The Company will have no liability or obligation related to the foregoing.

10.Effect on Employment.  Neither the grant of this Award, nor the issuance of Shares in respect of any Earned PSUs that vest hereunder, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

11.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting, or being deemed to have accepted, all or any portion of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

12.Form S-8 Prospectus.  The Participant acknowledges that the Participant has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.

13.Jurisdiction.  By accepting (or being deemed to have accepted) the Award, the Participant agrees to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or this Agreement; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or this Agreement, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts, that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or this Agreement or the subject matter thereof may not be enforced in or by such court.

14.Acknowledgements.  The Participant acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

IRONWOOD PHARMACEUTICALS, INC.

By: ______________________________

Name:  ___________________________

Title:  ______________________________

Agreed and Accepted:

By_______________________________

[Participant’s Name]